SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

Madison Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	85-2151785
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 000-51302

2500 Westchester Avenue, Purchase, NY 10577

(Address of Principal Executive Offices)

(212) 257-4193

(Registrants’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

The financial statements of Madison Technologies Inc. (the “Company”), for the years ended December 31, 2022 and 2021, were audited by BF Borgers CPA, PC (“Borgers”). On May 3, 2024, the Securities and Exchange Commission (the “SEC”) announced that it had settled charges against Borgers that it failed to conduct audits in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). As part of the settlement, Borgers agreed to a permanent ban on appearing or practicing before the SEC.

As a result of Borgers’ settlement with the SEC, the Company has decided to dismiss Borgers as its independent accountant, effective May 20, 2024. The decision to dismiss Borgers as the Company’s independent registered public accounting firm was approved by the Company’s board of directors.

During the Company’s two years ended December 31, 2023 and 2022 and the subsequent interim period through May 20, 2024, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, with Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Borgers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also, during this same period, there were no reportable events that existed within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company provided Borgers with the disclosures under this Item 4.01(a), and requested Borgers to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in this Item 4.01(a) and, if not, stating the respects in which it does not agree. Borgers’ letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On May 21, 2024, following approval by the Audit Committee of the Board of Directors, the Company appointed SRCO Professional Corporation (“SRCO”) as the new independent registered public accounting firm of the Company.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 21, 2024, the effective date of SRCO’s appointment, neither the Company, nor any party on behalf of the Company, consulted with SRCO with respect to either (i) except as described in the paragraph that immediately follows, the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Salberg that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits	Item
16.1	Letter from Borgers
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON TECHNOLOGIES INC.

Dated: August 12, 2025	By: /s/ Thomas Amon
Thomas Amon
Chief Executive Officer